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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of SCM Microsystems, Inc. on Form S-3 of our reports dated Feburary 27, 2001 and March 30, 2001, appearing in the Annual Report on Form 10-K of SCM Microsystems, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the prospectus which is part of this registration statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
June 8, 2001